SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 7, 2002

Date of report (Date of earliest event reported)

PROVELL, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	1-19902	41-1551116
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Carlson Parkway, Suite 201
Minneapolis, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number:  (952) 258-2000

(Registrant’s Telephone Number, Including Area Code)

Item 5.                              Other Events.

                      Visa Program

On March 7, 2002, Provell, Inc. issued a press release regarding Provell’s possible disqualification from participating in the Visa program as a merchant.  A copy of the release is attached as an exhibit to this report and is incorporated herein by reference.

On April 1, 2002, Provell, Inc. issued a press release regarding the granting of an extension in Provell’s pending disqualification from the Visa program and the filing of an extension of time for the filing of its Annual Report on Form 10-K.  A copy of the release is attached as an exhibit to this report and is incorporated herein by reference.

Credit Facility

On March 26, 2002, Provell, Inc. and its lending syndicate signed an amendment to Provell's revolving credit facility.  Under the amendment, the maximum revolver amount is gradually reduced from $17.5 million in April 2002 to $10 million by December 2002.  The lenders waived Provell's violations of, among other things, certain financial covenants.  The lenders agreed to new thresholds applicable to the covenants to maintain certain minimum levels of EBIT, adjusted tangible net worth and customer base.  This summary is qualified by reference to the amendment, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

On March 27, 2002, Provell, Inc. issued a press release regarding the amendment of Provell’s revolving credit facility.  A copy of the release is attached as an exhibit to this report and is incorporated herein by reference.

Item 7.                              Financial Statements and Exhibits.

(c)                                  Exhibits

10                                    Amendment Number Two to Loan and Security Agreement, dated March 26, 2002.

99.1                           Press Release dated March 7, 2002.

99.2                           Press Release dated March 27, 2002.

99.3                           Press Release dated April 1, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2002

PROVELL, INC.
(Registrant)

By	/s/ Terry D. Peterson
Terry D. Peterson
Acting CFO, Controller, and Assistant Secretary